UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2007
Date of Report (Date of earliest event reported)

NORDIC NICKEL LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 1055 West Hastings Street, Vancouver, British Columbia, Canada	V6E 2E9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

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SECTION 5- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ratification of Appointment of Directors

Nordic Nickel Ltd. (the "Company") has determined that the appointments of certain Directors to the Company's Board of Directors during the time period from February 9, 2007 through September 7, 2007 do not appear to have been in compliance with the Company's Bylaws as in effect as of the dates of such appointments. As such, the Company has taken necessary corporate action to ratify the appointment of each of D. James (Jim) MacKenzie, Harold Gershuny, Howard Lahti, Duncan Large and Gary Artmont as Directors of the Company as of October 30, 2007. The following is a description of the business background of each of these Directors.

D. James (Jim) MacKenzie. Mr. MacKenzie served as the Company's President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer from February 9, 2007 until September 7, 2007, when he resigned from such positions. Mr. MacKenzie has served as a director and Chief Executive Officer of Free Market News Network, a private company, since August of 2006, and was appointed President in November of 2006. He is a seasoned executive with over 30 years in the broadcasting and marketing industry. In 1974 Mr. MacKenzie began his career with CFMC FM Radio. Over the years he helped lead it to be chosen as one of the five top FM radio stations in Canada by Billboard Magazine. In February of 1990 Mr. MacKenzie joined BCTV, one of Canada's largest television stations. While at BCTV he established new accounts and serviced existing corporate accounts. During his time at BCTV Mr. MacKenzie received recognition and commendations due to outstanding performance for sales in the Canadian television market. From May of 1998 until March of 2006 Mr. MacKenzie served as President of Ignite Communications, a private, full service advertising and e-direct agency. Ignite's client roster included the Heart and Stroke Foundation, the Four Seasons Hotels, Joico Hair Products, AOL and SuperPages (Verizon), to name a few. Mr. MacKenzie was also the President and a director of Encore Clean Energy, Inc., a reporting company listed on the OTCBB, until November of 2006. Mr. MacKenzie is neither a director nor an officer of any other reporting company.

Harold Gershuny. Mr. Gershuny brings significant experience to the Company's Board. For over twenty years, he has served as a corporate director and in management roles with a focus on structure, capital acquisition and financial responsibility for early-stage companies. Currently, Mr. Gershuny is the president and sole director of Jomtien Commercial Investments Limited, a private firm that has raised exploration funds for, and invested in, several TSX Venture Exchange listed mining companies. He is the also the president and a director of Teerak Resources Ltd. and 695012 BC Limited, two private firms that are seeking opportunities in the mining sector. In December 2006, Mr. Gershuny was elected a director of Dentonia Resources Ltd., a diamond, molybdenum and gold exploration company listed on the TSX Venture Exchange. From November 2001 through January 2007, Mr. Gershuny served as the founding president and a director of Pan-Nevada Gold Corporation, a TSX Venture Exchange listed company. At Pan-Nevada, Mr. Gershuny was responsible for setting the corporate strategy of the firm, raising initial financings, and hiring a qualified mining executive to build, and then lead, an exploration team focusing on gold in Nevada. In addition, he served as Pan-Nevada's Chief Financial Officer from 2002 through October 2006.

Howard Lahti. Mr. Lahti is a geochemical consultant that has focused on both precious and industrial metals throughout a career that has taken him around the world, from Canada, to South America, to Africa and Asia. In 2006, Mr. Lahti visited several properties in the Western Mountain Range of Ecuador that belonged to Curimining SA, a company based in Quito, Ecuador. Mr. Lahti served as the "qualified person" that prepared two Canadian National Instrument 43-101 Technical Reports with respect to two of Curimining's main properties that were purchased by Salazar Resources Inc., a TSX Venture Exchange listed company. In 2005 Mr. Lahti completed a proprietary geochemical survey for Kitsault Resources in northwest British Columbia and supervised a geochemical survey for a South African company at Victoria Island in the Arctic. In the early 2000s, Mr. Lahti managed drilling and other mineral exploration projects (diamond, gold and base metals) in Ontario, Northwest Territories, British Columbia, Panama, Brazil, Peru and Africa. He also incorporated and ran Deep Search Exploration Technologies Inc. (DSET), a private geochemical service company in Fredericton, New Brunswick.

Duncan Large. Dr. Large has over thirty years experience advising mining companies with a focus on industrial metals, including nickel. Most recently, from 2004 through 2006, he served as exploration manager and consulting geologist in Europe for Eurasian Minerals Inc., a TSX Venture Exchange listed company. In this role, Dr. Large had responsibility for managing all aspects of mineral exploration programs, identifying exploration opportunities and establishing local offices in southeastern Europe. From 2001 through 2003, Dr. Large served as chief geologist and consulting geologist for the Directorate of Mines and Minerals, Prishtinë, Kosovo, with responsibility for developing and implementing licensing procedures, advising on mining law and compiling geological information.  Dr. Large is a graduate in geology of the University of Oxford (B.Sc.), Imperial College, London (M.Sc.) and the Technical University of Braunschweig (Ph.D.), and is registered as a Chartered Engineer by the Engineering Council (UK) and as a European Geologist (Eur. Geol.) by the Federation of European Geologists. Dr. Large has published numerous scientific papers and has served on the Editorial Board of Economic Geology and on the Council of the Society of Economic Geologists, USA.

Gary Artmont. Mr. Artmont has served as the Company's President, Chief Executive Officer and Principal Executive Officer since September 7, 2007. Prior to that, he served as the Company's Vice President of Exploration from March 13, 2007 until September 7, 2007. In the late 1990s, as Indonesian-based chief geologist for Freeport-McMoRan, Mr. Artmont was responsible for the management and coordination of a large helicopter-supported regional reconnaissance program. In the mid-2000s, Mr. Artmont evaluated acquisition opportunities in Eastern Europe, South America, Southeast Asia and Mongolia. His work focused on a wide range of commodities including copper, iron, coal and nickel. During his career, Mr. Artmont has conducted over 150 site visits to producing mines located throughout the world. Mr. Artmont was a director of Pac Rim (PRL) from 2000 to 2006. This company is currently delisted, and Mr. Artmont is not a director or officer of any other reporting company.

Appointment of New Director

Effective on October 30, 2007, the Board of Directors of the Company accepted the consent of Daniel Hunter to act as a Director of the Company. The following is a description of the business background of Mr. Hunter.

Mr. Hunter has been actively involved in both financing and building private and public companies for more than 25 years. He spent the first 20 years of his professional career as a securities broker specializing in structured financings for junior and intermediate sized mining companies. At the time of his decision to retire from the securities industry in 1998, Mr. Hunter was a securities broker with Canaccord Capital, Canada's largest independent brokerage firm. Since March of 2005, he has served as a director, past Chief Executive Officer and past Chief Operating Officer of Colombia Goldfields Ltd, a public company actively exploring for gold and consolidating a known gold deposit in the Republic of Colombia, South America. Mr. Hunter has served as a director of Finmetal Mining Ltd., a reporting company, since September 18, 2006, and he has served as Chairman, Chief Executive Officer, Principal Executive Officer of Finmetal since October 25, 2006.

As a result of the Board's acceptance of the changes described above, the Company's current officers and directors are as follows:
Name	Position
Gary Joseph Artmont	President, Chief Executive Officer, Principal Executive Officer and Director
D. James (Jim) MacKenzie	Director
Lawrence Siccia	Director
Harold Gershuny	Director
Howard Lahti	Director
Duncan Large	Director
Daniel Hunter	Director
John W. Jardine	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

Effective October 30, 2007, the Company's Board of Directors ratified the rescission and replacement of Bylaw 3.11 of the Company's Bylaws (the "Bylaws") in order to permit the Board of Directors of the Company to fill a vacancy on the Board of Directors that results from an increase in the number of Directors, as otherwise provided for in the Company's Bylaws. As such, the Company's Bylaw 3.11 has been rescinded and replaced in its entirety with the following new Bylaw 3.11:

"3.11 Board of Director Vacancies.

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the director(s) remaining in office shall fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled by the Board of Directors before the vacancy occurs, but the new director may not take office until the vacancy occurs.

The term of a director elected to fill a vacancy expires at the next shareholder's meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORDIC NICKEL LTD.
DATE: October 30, 2007.	By: "D. James (Jim) MacKenzie" _________________________________ Name: D. James (Jim) MacKenzie Title: Director

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